UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2015, Tronox US Holdings Inc., a wholly owned subsidiary of Tronox Limited (the “Company”), completed the previously announced acquisition of the Alkali Chemicals business from FMC Corporation for an aggregate purchase price of approximately $1.64 billion in cash (the “Transaction”). The purchase price is subject to a customary post-closing adjustment in respect of working capital.

The Company funded the Transaction through a combination of existing cash reserves and newly incurred indebtedness.

Item 8.01.	Other Events.

On April 1, 2015, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 1, 2015, announcing the closing of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: April 1, 2015	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 1, 2015, announcing the closing of the Transaction.